EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck ETF Trust (comprising of VanEck India Growth Leaders ETF), do hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of VanEck ETF Trust for the period ending December 31, 2021 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market ETF Trust.

Dated: March 11, 2022	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck ETF Trust

Dated: March 11, 2022	/s/ John J. Crimmins
John J. Crimmins
Treasurer & Chief Financial Officer
VanEck ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.